EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Annual Report of Merriman Curhan Ford Group, Inc. on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, D. Jonathan Merriman and Peter V. Coleman, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 that:

(1)	The Report fully complies with the requirements of Section 13a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 18, 2010
/s/ D. Jonathan Merriman
D. Jonathan Merriman Chief Executive Officer

/s/ Peter V. Coleman
Peter V. Coleman Chief Financial Officer